SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is entered into as of the date of the last signature below, by and between:

Louise Bennett (“Bennett”), an individual, and OTC Quality Industrial Corp. (QIND), a corporation organized under the laws of the State of Nevada, with its principal offices in the United States (“Company”).

1. Background

1.1 Benett served as COO of QIND.

1.2 As of his resignation, Bennett is owed accrued salary in the total amount of One Hundred Ten Thousand Dollars ($110,000), representing $9,166.67 per month for services rendered in 2024.

1.3 No services were rendered by Bennett beyond such period.

1.4 The Parties now desire to fully and finally settle all matters relating to Bennett’s accrued salary and resignation on the terms set forth herein.

2. Resignation

2.1 Upon execution of this Agreement, Link hereby resigns as COO of the Company.

2.2 The Company accepts Bennett’s resignation effective as of the date hereof.

2.3 The Company acknowledges that Sanjeeb will formally replace Bennett following her resignation.

3. Settlement Payments

3.1 The Company agrees to pay Bennett the total outstanding balance of $110,000 (the “Settlement Amount”) as follows:

- Initial Payment: $50,000, payable on or about August 28/29, 2025, subject to Bennett’s resignation, which is guaranteed to be paid on time.

- Installment Payments: The remaining balance of $60,000 will be paid in installments of $10,000 per month, commencing at the end of September 2025.

3.2 If the Company cannot make a monthly payment, Bennett shall be notified, and the amount shall accrue and be paid at the end of the following month, provided that not less than $30,000 is paid to Bennett in each calendar quarter.

3.3 The Parties agree that the Settlement Amount will be fully paid no later than February 28, 2026.

3.4 The Company may settle the balance earlier in the event it raises additional capital beyond current visibility.

4. Payment Schedule (Planned)

1. 28/29 August subject to resignation: $50,000 (100% certain of payment on time)
2. September: $10,000 (100% certain of payment on time)
3. October: $10,000
4. November: $10,000
5. December: $10,000 (End of quarter and $30k will be paid during this quarter)
6. January 2026: $10,000
7. February: $10,000 (final payment)

5. Release

5.1 Upon full payment of the Settlement Amount, Bennett releases and discharges the Company, its officers, directors, and employees from any and all claims, demands, or causes of action relating to her accrued salary and service as COO.

6. Governing Law

This Agreement shall be governed by and construed under the laws of the State of New York, without regard to conflict of law principles.

7. Entire Agreement

This Agreement constitutes the entire understanding between the Parties concerning the subject matter herein and supersedes all prior oral or written agreements.

8. Execution

This Agreement may be executed in counterparts and electronically, each of which shall be deemed an original.

SIGNATURES

OTC Quality Industrial Corp (QIND)
By: ______________________
Name: John Paul Backwell
Title: Chief Executive Officer
Date: 28 August 2025

Louise Bennett

By: ________________________

Date: 28 August 2025